 Carolina Trust BancShares, Inc. holding company for:      Investor Presentation  NASDAQ: CARTNovember 2018  Exhibit 99.1

 Caution Regarding Forward-Looking Statements  This presentation prepared by Carolina Trust BancShares, Inc. (the “Company”) includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those identified by the words “may,” “will,” “should,” “could,” “anticipate,” “believe,” “continue,” “estimate,” “expect,” “forecast,” “intend,” “focused,” “plan,” “potential,” or “project” and similar expressions. These statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from such forward-looking statements. Such risks, uncertainties, and other factors include, but are not limited to: (i) deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses; (ii) changes in the short-term interest rate environment; (iii) the inability of Carolina Trust Bank (the “Bank”) to maintain the historical growth rate with respect to its loans or deposits; (iv) changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments; (v) the effectiveness of the Bank’s asset management activities in improving, resolving or liquidating lower-quality assets; (vi) adverse conditions in the national or local economies including the North Carolina market, particularly in commercial and residential real estate markets; (vii) rapid fluctuations or unanticipated changes in interest rates on loans or deposits; (viii) the results of regulatory examinations; (ix) our ability to obtain required regulatory and shareholder approvals and meet other closing conditions to our proposed merger with Clover Community Bankshares, Inc.(“Clover”); (x) the ability to complete the merger as expected and within the expected timeframe; (xi) the ability to implement integration plans associated with the merger, which integration may be more difficult, time-consuming or costly than expected; (xii) risks of expansion into new geographic or product markets; (xiii) the ability to achieve the cost savings and synergies contemplated by the merger within the expected timeframe, or at all; (xiv) disruptions to customer and employee relationships and business operations caused by the merger; (xv) deterioration in the valuation of other real estate owned and increased expenses associated therewith; (xvi) inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels; (xvii) risks associated with litigation, including the applicability of insurance coverage; (xviii) the vulnerability of the Bank’s network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches; (xix) the possibility of increased compliance costs as a result of increased regulatory oversight; (xx) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including regulatory or legislative developments; and (xxi) risks associated with the Company’s outstanding indebtedness, including the risk that a deterioration in the Company’s financial condition could adversely affect the Company’s ability to make payments of principal and interest on borrowings and cause a default on outstanding indebtedness. Any projections of future results of operations included herein are based on a number of assumptions, many of which are outside the Company’s control and should not be construed in any manner as a guarantee that such results will in fact occur. This presentation speaks only as of the date it was given. The Company assumes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this presentation, except as may be required by law.

 Other Important Information  Non-GAAP Financial MeasuresCertain financial measures we use to evaluate our performance and discuss in this presentation are identified as being “non-GAAP financial measures.” In accordance with the rules of the Securities and Exchange Commission, or the SEC, we classify a financial measure as being a non-GAAP (generally accepted accounting principles) financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of operations, balance sheet, or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively either financial measures calculated in accordance with GAAP, operating measures, or other measures that are not non-GAAP financial measures or both. The non-GAAP financial measures that we discuss in this presentation should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this presentation may differ from that of other companies’ reporting measures with similar names. You should understand how such other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this presentation when comparing such non-GAAP financial measures. Tangible common equity, tangible assets, tangible book value per share, and efficiency ratio are non-GAAP measures generally used by financial analysts and investment bankers to evaluate financial institutions. Readers of this presentation are directed to the reconciliation of non-GAAP measures that is included in the Appendix to this presentation. We believe that these non-GAAP measures are important to many investors in the marketplace who are interested in changes from period to period in common equity, total assets, and book value per common share exclusive of changes in intangible assets, as well as the additional context related to our expense management that the efficiency ratio provides.

 Other Important Information  Information regarding the Clover Community Bankshares, Inc. Merger and Where to Find ItIn connection with the Company’s proposed merger with Clover, we have filed with the SEC a registration statement on Form S-4 with respect to the offering of the Company’s common stock as merger consideration under the Securities Act of 1933, as amended, which includes a joint proxy statement of the Company and Clover and a prospectus of the Company. The definitive joint proxy statement/prospectus has been mailed to the shareholders of each company seeking the required shareholder approvals. Investors and security holders are urged to read the registration statement and joint proxy statement/prospectus and other relevant documents because they contain important information about the proposed merger. You can obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov. You can also obtain free copies of these documents by directing a request by telephone or mail to Carolina Trust BancShares, Inc., 901 East Main Street, Lincolnton, North Carolina 28092, (704) 735-1104, or by accessing these documents at the Company’s website: www.carolinatrust.com.  The Company, Clover, and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and Clover in connection with the merger. Information about the respective directors and executive officers of the Company and Clover and their ownership of Company common stock and Clover stock, as applicable, is contained in the joint proxy statement/prospectus regarding the merger. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the joint proxy statement/prospectus contained in the Company’s registration statement on Form S-4 filed with the SEC.

COMPANY OVERVIEW

Company Snapshot

• Company:	Carolina Trust BancShares, Inc. / Carolina Trust Bank
• Ticker (Exchange):	CART (Nasdaq)
• Headquarters:	Lincolnton, NC
• Year Established:	2000
• Full Service Branches / LPOs:	9 Branches / 1 LPO
Balance Sheet	
• Assets:	$465 Million
• Loans:	$381 Million
• Deposits:	$386 Million
• Tangible Common Equity:	$49 Million
• TCE / TA:	10.51% [1]
Profitability	
• 2018 Net Income (as of 9/30/18):	$2.01 Million
• 2018 ROAA (9/30/18):	0.59%
• 2018 Net Interest Margin (9/30/18):	3.79%
• NPA's / Assets (9/30/18):	0.61%
Trading	
• Stock Price:	$8.31
• Market Capitalization:	$59.5 Million
• Price / Tangible Book:	121.6% [1]
• 52 Week High / Low ($):	$10.00 / $7.40



9 BANKING LOCATIONS TO SERVE YOU
ASHEVILLE
HICKORY
STATESVILLE
SALISBURY
Loan Production Office
MOORESVILLE
VALE
DENVER
50 minutes to Asheville
LAKE LURE
LINCOLNTON
45 minutes to Charlotte
CONCORD
FOREST CITY
GASTONIA
CHARLOTTE

- Headquartered in Lincolnton, NC, near the center of the branch footprint
- Loans had a Compounded Annual Growth Rate ("CAGR") of 11.8% from December 31, 2013 to September 30, 2018
- Deposits had a CAGR of 11.7% from December 31, 2013 to September 30, 2018

(1) See reconciliation of non-GAAP measures in Appendix
Note: Financial data as of or for the period ended September 30, 2018; market data as of November 6, 2018

Carolina Trust BancShares, Inc.
5

   5-Year Projected Population Growth    Household Income Detail    Commentary  The markets the Bank currently operates in have a higher projected population growth than the national averageNorth Carolina is consistently recognized as one of the fastest growing and most business-friendly states in the country Core markets are expected to have strong population and income growth The greater Charlotte area provides strong growth opportunities  Attractive Market Demographics  Source: S&P Global Market Intelligence LC, Charlotte Chamber of Commerce, U.S. News and World Report, Forbes  #7 Best Place for Business (2017)  #3 Most Attractive Real Estate Market (2015)  #22 Best Place to Live in the USA  #9 Fastest Growing City in USA (2015)  #9 STEM Job Growth Rate  #2 Growth in Number of Small Businesses  #1 Top Tech Momentum Market  #1 City for Most 1-Way Moving Truck Rentals     Market Accolades  5-Year Projected Growth

CAROLINA TRUST AT A GLANCE

- **Carolina Trust Bank opened December 8, 2000 in Lincolnton, NC, its headquarters**
- **Reorganized into Holding Company August 16, 2016**
  - Parent Company – **Carolina Trust BancShares, Inc.** with headquarters in Lincolnton, NC
    - Subsidiary Bank – Carolina Trust Bank
- **Leadership is well connected to industry**
  - Board/CEO/CFO experience at other and, in some cases, larger financial institutions
  - CEO serves on Charlotte advisory board of the FRB – Richmond and served as Chairman of the North Carolina Bankers Association
  - Chairman served on the North Carolina Banking Commission
- **$10 million subordinated debt issued on October 13, 2016 by the holding company to invest in the bank and redeem outstanding preferred stock of the bank**
- **Nine full-service offices across five North Carolina counties located north and west of Charlotte**
  - Locations in Lincoln County (82,403 pop.), Gaston County (219,154 pop.) and Iredell County (176,269 pop.)
- **Experienced and talented commercial/small business bankers in each market**
- **Core banking system conversion to SilverLake in April 2017 adds flexibility in product design**
- **Online Banking / Mobile Banking / Person-to-Person payments**
- **As of September 30, 2018 the Company had $465 million in assets including $381 million in loans**
  - Funded by $386 million in deposits and $16 million in FHLB advances
  - Supported by $49 million in equity and $10 million in subordinated debt
- **Raised $18.4 million from a capital raise in 2nd quarter 2018**
- **Announced the proposed acquisition of Clover Community Bankshares, Inc (Clover, SC) in June 2018**

Carolina Trust BancShares, Inc.

7

 Company Highlights

CAROLINA TRUST'S LEADERSHIP TEAM

Executive Leadership

Jerry L. Ocheltree
President & Chief Executive Officer

Jerry L. Ocheltree has served as President and CEO of the Bank since January 2014 and of the Company since August 2016. Jerry has over 30 years of experience, including as the President and Chief Executive Officer of First Bancorp, previously located in Troy, North Carolina. He also held Chief Executive positions with Premier South Bank and First Virginia Bank, both of Wytheville, Virginia. In March 2016, he was appointed to a three year term on the board of directors of the Charlotte Branch of the Federal Reserve Bank of Richmond.

Edwin E. Laws
Chief Financial Officer & Executive Vice President

Edwin E. Laws, CPA and CIA, has been the CFO and Executive Vice President of the Bank since March 2016 and of the Company since August 2016. From 2010 to 2016, Mr. Laws was a Senior Vice President-Finance at First Bank. From 1997 to 2009 Mr. Laws served as CFO of Yadkin Valley Bank and of predecessors Piedmont Bank and Main Street Bankshares.

Richard M. Rager
Chief Credit Officer & Executive Vice President

Richard M. Rager has been the Chief Credit Officer and Senior VP since June 2006 and Chief Credit Officer and EVP since September 2011. From 2001 to 2006, Mr. Rager was a Vice President and senior officer in commercial real estate at Nevada State Bank in Reno, NV. From 1991 to 2001, Mr. Rager was the Senior VP and CCO at First National Bank in Roswell, NM. Mr. Rager has been in banking since 1981, including 4 years of service with the Federal Deposit Insurance Corporation.

Board of Directors

Name	Experience
Johnathan L. Rhyne Jr.	Chairman of the Board; Partner/Member in the Jonas Law Firm; appointed and served on the North Carolina State Banking Commission. Served four terms in the NC General Assembly, including service as the minority leader.
Scott Craig Davis	President of Gaston Electronics and of Gaston County Dyeing Machine Company.
Jim R. Watson	Associate Professor at University of North Carolina at Charlotte; President of WSRR Consulting; Managing Partner at Silo Investors, LLC; Retired Superintendent, Lincoln County Schools.
Jerry L. Ocheltree	President & CEO, Carolina Trust Bank and Carolina Trust BancShares, Inc.
Bryan Elliott Beal	President & CEO, Carolina Mills, Inc.
Frederick P. Spach Jr.	President and Chief Executive Officer of Carolina Brush Manufacturing Co., Gastonia, NC
Ralph N. Strayhorn III	Managing Partner of Cape Point Advisory Partners, LLC; spent the last 35 years as executive officer, board member, and consultant in community banking.

Carolina Trust BancShares, Inc.
9

RECENT DEVELOPMENTS

Carolina Trust's commitment to serve its customers well, to operate in a safe and sound manner, and to prepare for future success led to the following accomplishments:

- **Completed construction and relocated Hickory, NC branch to a new building with an attractive and modern branch design in the Viewmont neighborhood**
- **Consolidated Boger City, NC branch into the Main Office in Lincolnton, NC**
- **Converted loan production office in Mooresville, NC to a full-service branch**
- **Opened a loan production office in Salisbury, NC**
- **Upgraded to a more robust core banking system to support continued loan and deposit growth**
- **Continued balance sheet growth as of 9-30-18 YTD:**

  Assets increased by 14% to $465 million

  Loans increased by 9% to $381 million

  Deposits increased by 13% to $386 million

Carolina Trust BancShares, Inc.

10

BRANCH FOOTPRINT

Commentary

- Carolina Trust Bank (the "Bank") operates 9 full-service offices across the piedmont and foothills of North Carolina
- The Bank is headquartered in Lincolnton, NC and has the #2 deposit market share with 17.9% of deposits in Lincoln County as of June 30, 2018
- Lincoln County is located approximately 30 miles northwest of Charlotte, NC – a key growth hub in the Southeast
- The Bank opened the Lake Lure and Hickory branches in 2015, the Mooresville branch in 2017, and is gaining traction in those markets
- Long-term growth strategy includes strengthening the Bank's position in current markets and expanding to contiguous markets in and around the Charlotte market



Branch Office
Lenoir
Morganton
Hickory
Statesville
Newton
Salisbury
Lexington
Thomasville
NORTH CAROLINA
Asheville
Mooresville
Davidson
Cornelius
Kannapolis
Huntersville
Concord
Albemarle
Hendersonville
Harrisburg
Shelby
Gastonia
Mount Holly
Belmont
Charlotte
Kings Mountain
Mint Hill
Matthews
Gaffney
Stallings
Indian Trail
Weddington
Monroe
Fort Mill
Greer
Spartanburg
Rock Hill
Waxhaw
Taylors

Dollar Values in Thousands		Total Deposits as of June 30,						YoY Deposit Growth	5-Year Deposit CAGR
City, State	Opened	2013	2014	2015	2016	2017	2018	(%)	(%)
Lincolnton, NC*	Dec-2000	98,691	96,892	127,788	145,981	139,020	149,360	7.4	8.64
Gastonia, NC	Jun-2004	75,754	74,955	77,532	75,215	79,390	83,299	4.9	1.92
Denver, NC	Sep-2004	29,496	26,841	29,221	40,571	30,982	37,956	22.5	5.17
Lincolnton, NC	Sep-2002	14,517	13,449	13,255	12,338	12,480	12,414	(0.5)	(3.08)
Vale, NC	May-1998	14,163	15,072	16,045	16,348	17,018	19,221	12.9	6.30
Forest City, NC	Jul-2013	-	3,632	5,095	14,466	17,599	27,555	56.6	-
Hickory, NC	Mar-2015	-	-	2,984	6,684	17,976	31,551	75.5	-
Lake Lure, NC	Mar-2015	-	-	4,261	11,815	11,891	17,436	46.6	-
Mooresville, NC	May-2017	-	-	-	-	4,881	23,747	386.5	-
Total		232,621	230,841	276,181	323,418	331,237	402,539	21.5	11.6

- Boger City, NC branch was consolidated into the Main Office in Lincolnton, NC during 2017

Note: Vale office acquired in 2003 and Gastonia office acquired in 2009 from another financial institution

Source: S&P Global Market Intelligence

CTB Carolina Trust BancShares, Inc.
11

STRONG MARKET SHARE

Commentary

- Carolina Trust is the #2 bank by deposits in Lincoln County, NC
- Strong community involvement and brand recognition continue to drive franchise growth
- The Charlotte market shows great promise for business growth moving forward
- North Carolina ranked 1st by the Bureau of Economic Analysis for the State with Fastest Growing Large Economy
- The headquarters and Denver (Lake Norman) offices are both approximately 25 miles northwest of Charlotte Douglas International Airport
- Significant recent merger activity creates growth opportunities for banks

Lincoln County, NC Market Share

Institution	2018 Rank	NC Community Bank Rank[1]	Number of Branches	Deposits ($000)	Deposit Market
First Federal Savings Bank of Lincolnton	1	1	4	312,904	25.54
Carolina Trust BancShares Inc.	2	2	4	218,951	17.87
Bank of America Corp.	3	–	2	182,117	14.87
Fifth Third Bancorp	4	–	3	158,252	12.92
Peoples Bancorp of North Carolina Inc.	5	3	3	128,255	10.47
BB&T Corp.	6	–	2	109,425	8.93
First Citizens BancShares Inc.	7	–	2	88,319	7.21
Bank OZK	8	–	1	15,539	1.27
Carter Bank & Trust	9	–	1	8,542	0.70
Woodforest Financial Group Inc.	10	–	1	2,691	0.22
		Market Total	*23*	*1,224,995*	*100.00*

Charlotte MSA Market Share

Institution	2018 Rank	NC Community Bank Rank[1]	Number of Branches	Deposits ($000)	Deposit Market
Bank of America Corp.	1	--	59	160,404,809	74.54
Wells Fargo & Co.	2	--	82	31,612,745	14.69
BB&T Corp.	3	--	70	6,235,190	2.90
Fifth Third Bancorp	4	--	39	3,071,930	1.43
First Citizens BancShares Inc.	5	--	45	2,629,906	1.22
SunTrust Banks Inc.	6	--	29	1,872,262	0.87
South State Corporation	7	--	22	1,572,577	0.73
F.N.B. Corp.	8	--	14	821,196	0.38
Pinnacle Financial Partners Inc.	9	--	9	779,353	0.36
PNC Financial Services Group Inc.	10	--	17	683,838	0.32
Carolina Trust BancShares Inc.	15	3	6	325,997	0.15
Other Market Participants			*122*	*5,178,757*	*2.41*
		Market Total	*514*	*215,188,560*	*100.00*

(1) North Carolina headquartered banks with less than $10 billion in total assets as of June 30, 2017
Note: Deposit data as of June 30, 2017
Source: S&P Global Market Intelligence, FDIC, Charlotte Chamber of Commerce

Carolina Trust BancShares, Inc.
12

OPPORTUNITY TO CONTINUE GAINING MARKET SHARE

Commentary

- Significant recent merger activity in North Carolina has facilitated customer, employee, and market share gain in key markets
  - Park National Corporation completed the acquisition of NewDominion Bank on July 1, 2018
  - TowneBank completed the acquisition of Paragon Commercial Corporation on January 26, 2018
  - Select Bancorp, Inc. completed the acquisition of Premara Financial, Inc. on December 15, 2017
  - South State Corporation completed the acquisition of Park Sterling Corporation on November 30, 2017
  - Pinnacle Financial Partners, Inc. completed the acquisition of BNC Bancorp on June 16, 2017
  - F.N.B. Corporation completed the acquisition of Yadkin Financial Corporation on March 11, 2017

2013 Charlotte MSA Market Share

	2013	
Institution	NC HQ Rank	Deposit Market Share
Bank of America Corp.	1	76.95
BB&T Corp.	2	2.57
First Citizens BancShares Inc.	3	0.67
Park Sterling Corp.	4	0.41
Yadkin Financial Corp.	5	0.29
BNC Bancorp	6	0.27
F & M Financial Corp.	7	0.21
CommunityOne Bancorp	8	0.20
First Federal Savings Bank of Lincolnton	9	0.12
NewDominion Bank	10	0.12
Carolina Trust BancShares Inc.	**11**	**0.11**
Paragon Commercial Corp.	12	0.10
Peoples Bancorp of North Carolina Inc.	13	0.09
Premara Financial Inc.	14	0.08
Aquesta Financial Holdings Inc.	15	0.08
Other Market Participants		*17.73*

2018 Charlotte MSA Market Share

	2018	
Institution	NC HQ Rank	Deposit Market Share
Bank of America Corp.	1	74.56
BB&T Corp.	2	2.90
First Citizens BancShares Inc.	3	1.22
F & M Financial Corp.	4	0.25
Carolina Trust BancShares Inc.	**5**	**0.15**
First Federal Savings Bank of Lincolnton	6	0.15
Aquesta Financial Holdings Inc.	7	0.14
NewDominion Bank	8	0.13
Peoples Bancorp of North Carolina Inc.	9	0.10
Uwharrie Capital Corp	10	0.10
First Bancorp	11	0.10
BlueHarbor Bank	12	0.08
Select Bancorp Inc.	13	0.06
HomeTrust Bancshares Inc.	14	0.05
Fidelity BansShares (N.C.) Inc.	15	0.04
Other Market Participants		*19.97*
	Market Total	*100.00*

Note: Deposit data as of June 30th of the respective year; includes banks that are headquartered in the state of North Carolina
Source: S&P Global Market Intelligence, FDIC

Carolina Trust BancShares, Inc.
13

 Strong Balance Sheet Growth    Total Assets ($M)    Gross Loans ($M)    Total Deposits ($M)  CAGR of 12.5% *  CAGR of 11.7% *  CAGR of 11.8% *  Total assets grew at a CAGR of 12.5% from December 31, 2013 to September 30, 2018Gross loans increased by $32.1 million or 9.2% from December 31, 2017 to September 30, 2018Total deposits increased by $45.8 million or 13.4% from December 31, 2017 to September 30, 2018 Loans/Deposits ratio has consistently remained around 100% from December 31, 2013 to September 30, 2018  Commentary  *Compounded Annual Growth Rate is calculated from 12/31/13 through 9/30/18

   Commentary  Loan Composition (As of December 31, 2013 through September 30, 2018)   Gross loans grew at a CAGR of 11.8% from December 31, 2013 to September 30, 2018Increase in total loans outstanding of $32.1 million for the 9 months ended September 30, 2018Total 1-4 Family loans have declined from 32.9% of total loans on December 31, 2013 to 22.6% of total loans on September 30, 2018Total Commercial Real Estate (“CRE”) loans have increased from 41.2% of total loans on December 31, 2013 to 50.6% of total loans on September 30, 2018The Company is focused on increasing its Commercial & Industrial (“C&I”) loan portfolio  ($millions)  Loan Composition  Note: Reflects bank level call report dataSource: S&P Global Market Intelligence    Gross Loans ($M)  $223.9  $244.6  $292.4  $380.7  $308.5  $348.7    Yield on Earning Assets (%)  5.06%  5.09%  4.97%  4.86%  4.62%  4.76%

   Commentary  ($ millions)  Total deposits grew at 11.7% CAGR from December 31, 2013 to September 30, 2018Increase in total deposits of $45.8 million or 16.1% from December 31, 2017 to September 30, 2018Jumbo time deposits to total deposits decreased from 32.5% on December 30, 2013 to 27.7% on September 30, 2018Total transaction deposits to total deposits increased from 24.1% on December 31, 2013 to 30.6% on September 30, 2018Management continues to emphasize the importance of core deposit growth as it decreases reliance on brokered depositsBrokered deposits to total deposits have decreased from 11.2% on December 31, 2015 to 4.4% on September 30, 2018  ($ millions)  Deposit Growth  Note: Reflects bank level call report data; jumbo time deposits defined as all retail time deposits greater than $100,000Source: S&P Global Market Intelligence  Deposit Composition (As of December 31, 2013 through September 30, 2018)     Total Deposits ($M)  $228.9  $237.2  $284.8  $395.7  $319.4  $340.9    Cost of Deposits (%)  0.83%  0.75%  0.78%  0.89%  0.79%  0.75%

 Operating Performance  Return on Average Assets (%)  Return on Average Common Equity (%)  Efficiency Ratio ³ (%)  Net Interest Margin (%)  Includes reversal of deferred tax allowance of $5.4 millionExcluding DTA revaluation of $936,000 in Q4 2017; see Non-GAAP reconciliation in AppendixEfficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income; see Non-GAAP reconciliation in Appendix  ²  ²  ¹  ¹

 Profitability Profile   Net Interest Income  ($000 in thousands)  Non-Interest Income  ($000 in thousands)  Yield, Cost and NIM

 Capital Adequacy    Commentary  Capital for the Bank exceeded “well-capitalized” requirements for each of the four primary capital levels monitored by state and federal regulatorsThe Bank redeemed all $2.6M of outstanding preferred stock at par in December 2016 after the Company invested $8.8M in the Bank’s common equitySource of funds for investment in the Bank was $10M in subordinated debt that was issued in October 2016The Company completed a stock offering in 2nd Quarter 2018, with proceeds totaling $18.4 million. The Company invested $6.4 million of the proceeds in the Bank and used $3.0 million to repay a secured term loan with Community Bankers’ Bank, Midlothian, Virginia.CRE concentration reduced from 300.7% at December 31, 2017 to 260.4% at September 30, 2018 as a result of the equity offering, providing increased capacity in commercial real estate markets  HoldCo. Capital  Bank Level Regulatory Capital  See reconciliation of non-GAAP measures in Appendix* Indicates subsidiary bank ratio  *  *  *  *  5.00%  6.50%  8.00%  10.00%  *  *  *  As of September 30, 2018

 Asset Quality  Nonperforming Assets / Assets (%)  Net Loan Charge-Offs / Average Loans (%)  Loan Loss Reserves / Gross Loans (%)  Nonperforming Loans / Loans (%)

CAPITAL DEPLOYMENT STRATEGIES

Carolina Trust benefited from additional capital in several ways:

- Reduced CRE concentration provides opportunities for growth
- Support continued growth of Carolina Trust franchise through continued hiring of high quality business producers and migration of high quality customers available due to merger activity in North Carolina markets
- Expanded acquisition capacity for potential acquisition opportunities that may be complementary to the business
- Proposed acquisition of Clover Community Bankshares, Inc. announced in June 2018
- Enhanced trading liquidity and diversify ownership through larger capital base
- Investment of proceeds in short-term, investment grade, interest-bearing securities

CTB
Carolina Trust BancShares, Inc.
21

Historical return for shareholders   Note: Market data as of November 7, 2018; total return includes reinvestment of dividends receivedSource: S&P Global Market Intelligence  Five Year Stock Price Performance Versus Index (%)  Five Year Total Shareholder Return Versus Index (%)

 Core markets are expected to have strong population and income growth. The greater Charlotte area provides strong growth opportunitiesNorth Carolina is recognized as one of the fastest growing and most business-friendly states in the country  company Highlights  Experienced management team has developed strong relationships in the communities and markets servedLeadership is well connected to industry – Board/CEO/CFO/CCO have experience at other and, in some cases, larger financial institutions  12.5% total asset CAGR from 12/31/13 through 9/30/1811.8% total loan CAGR from 12/31/13 through 9/30/1811.7% total deposit CAGR from 12/31/13 through 9/30/18  2018 net income for the nine months ended September 30, 2018 was $2.01 million, an increase of $1.2 million, or 165%, over the comparable 2017 amountStable net interest margin of 3.79% for the nine months ended September 30, 2018, a decrease of 2 basis point from 3.81% for the year ended December 31, 2017  NPA’s / Assets decreased 26 basis points to 0.61% at September 30, 2018 as compared to 0.87% at year end 2017

 Appendix

 Financial Highlights  See following pages for reconciliation of non-GAAP financial measuresIndicates subsidiary bank ratio

 Source: S&P Global Market Intelligence, Internal records  Surveying our Markets

 Reconciliation of Non-GAAP Measures  On pages 5 and 19, the presentation refers to TCE / TA as 10.51% and on page 5, the presentation refers to Price / Tangible Book as 121.6% as of November 6, 2018. The components of these non-GAAP ratios are shown below:   TCE (Tangible common equity) / TA (Tangible assets):  September 30, 2018 ($000s)              Total Stockholder's Equity    $48,954     Less: Core Deposit Intangible    (47)    Tangible Common Equity ("TCE")    $48,907             Total Assets    $465,171     Less: Core Deposit Intangible    (47)    Tangible Assets ("TA")    $465,124             TCE / TA    10.51%                            Price / Tangible Book:                Closing Stock Price Per Share as of November 6, 2018    $8.31             Tangible Book Value Per Share:        Tangible Common Equity (from table above)    $48,907     Number of Shares    7,156,987    Tangible Book Value Per Share    $6.83             Price / Tangible Book: $8.31 / $6.83    121.6%

 On page 17, the presentation includes a graph of Efficiency Ratios for the years ended December 31, 2013 through 2017 and for nine months ended September 30, 2018. The Efficiency Ratio is calculated by dividing noninterest expense by the sum of net interest income and noninterest income. The components of this non-GAAP ratio are shown below:   Reconciliation of Non-GAAP Measures      Dollar Values in Thousands  2013  2014  2015  2016  2017  9/30/2018  Non-Interest Expense  $10,857  $9,789  $11,751  $12,388  $12,644  $10,043  Net Interest Income  10,675        11,091        12,594        13,350        13,970        12,053        Non-Interest Income  1,019        936        1,109        1,229        1,376        1,071        Efficiency Ratio  92.85%  81.48%  85.75%  84.98%  82.39%  76.53%  As of or for the Years Ended December 31,      Nine Months Ended

 Reconciliation of Non-GAAP Measures  On page 25, the presentation includes Tangible Book Value Per Share as of December 31, 2013 through 2017 and September 30, 2018. Tangible book value per share is calculated by dividing tangible common equity by the number of common shares outstanding. The components of this non-GAAP ratio are shown below:

 Reconciliation of Non-GAAP Measures  On page 25, the presentation includes Tangible Common Equity / Tangible Assets as of December 31, 2013 through 2017 and September 30, 2018. The components of this non-GAAP ratio are shown below:

 Reconciliation of Non-GAAP Measures  In certain places, this presentation includes 2017 ROAA excluding the DTA revaluation in Q4 2017 and 2017 ROACE excluding the DTA revaluation in Q4 2017. The components of these measures are shown below:

 Reconciliation of Non-GAAP Measures  On slide 25, this presentation includes 2017 Basic Net Income Per Share excluding the DTA revaluation in Q4 2017. The components of these measures are shown below: